BY-LAWS

OF

COEUR D’ALENE MINES CORPORATION

As Amended Effective July 16, 2007

ARTICLE I

OFFICES

        The principal office of the corporation in the State of Idaho shall be located at 505 Front Avenue in the City of Coeur d’Alene, County of Kootenai. The corporation may have such other offices, either within or without the State of Idaho, as the Board of Directors may designate or as the business of the corporation may require from time to time.

        The registered office of the corporation in the State of Idaho shall be identical with the principal office in the State of Idaho. The address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

SHAREHOLDERS

        Section 1.     Annual Meeting. The annual meeting of shareholders shall be held on the second Tuesday in the month of May in each year at the hour of 9:30 o’clock a.m., or at such other time, on such other day, as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Idaho, such meeting shall be held on the next succeeding business day.

        Section 2.     Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-fifth (1/5) of all outstanding shares of the corporation entitled to vote at the meeting.

        Section 3.     Place of Meeting. The Board of Directors may designate any place, either within or without the State of Idaho as the place of meeting for any annual meeting or any special meeting called by the Board of Directors. If no other designation is made, the place of meeting shall be the principal office of the corporation in the State of Idaho.

        Section 4.     Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting, or to each specified beneficial shareholder certified for the purpose of receiving such notice, under Section 30-1-705, Idaho Code. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, or at such other last known address of which the corporation may have notice, with postage thereon prepaid.

        Section 5.     Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy (70) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days, and in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

        Section 6.     Voting Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

        Section 7.     Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by the laws of the State of Idaho, or the Articles of Incorporation. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

        Section 8.     Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

        Section 9.     Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

        Section 10.     Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine.

        Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

        Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

        A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have transferred into the name of the pledgee. Unless other provisions have been made by written agreement between the parties, the record holder of shares which he holds as pledgee or otherwise as security, or which are owned beneficially to another, shall issue to the pledgor or to such owner of such shares, upon demand therefor, and payment of necessary expenses thereof, a proxy to vote or take other action thereon.

        Neither treasury shares of its own stock held by the corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of Directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

        Section 11.     Action By Shareholders Without A Meeting. Any action required or permitting to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

BOARD OF DIRECTORS

        Section 1.     General Powers. All corporate powers shall be exercised by, or under authority of, and the business and affairs of the corporation shall be managed under the direction of the Board of Directors.

        Section 2.     Number, Tenure, and Qualifications. The number of Directors of the corporation shall be not less than five (5) nor more than eleven (11). Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Idaho. No person shall serve as a Director unless such person is a shareholder of the corporation.

        Section 3.     Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders.

        All other meetings of the Board of Directors, regular or special, or meetings of any other committee designated thereby, may be held either within or without the State of Idaho at a place to be designed, within the Notice of the Meeting. A regular meeting of the Board of Directors shall be held during each calendar quarter of the year. Written or oral Notice of a Regular Meeting of the Board of Directors shall be given to each Director at his last known address at least three (3) days before the Regular meeting. It shall not be necessary to specify the business to be transacted at, or the purposes of, such a Regular Meeting. Special Meetings of the Board of Directors may be held upon twenty-four (24) hours written or oral Notice thereof before the meeting, being given to each Director at his last known address. Notice of Special Meetings need not specify the business to be translated at, or the purposes of, such meetings.

        Regular or Special Meetings of the Board of Directors may be called by, or at the request of the President or any two Directors. Written Notice of any Special or Regular meeting shall be deemed to be delivered when deposited in the United States mail, postage thereon prepaid. If Notice be given by telegram, such Notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive Notice of any meeting. The attendance of a Director at a meeting shall constitute a Waiver of Notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in the Notice of Waiver of Notice of such meeting.

        The members of the Board of Directors, or any committee designated thereby, may participate in a Regular or Special meeting of the Board or Committee by means of a conference telephone, or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

        Section 4.     Quorum. A majority of the number of Directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

        Section 5.     Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

        Section 6.     Action Without A Meeting. Any action required or permitted to be taken by the Board of Directors of a committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

        Section 7.     Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any Directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

        Section 8.     Compensation. The Board of Directors shall have the authority to fix the compensation of Directors by adopting a resolution fixing such compensation and may also provide for the payment of expenses incurred by each Director in the performance of his duties.

        Section 9.     Presumption of Assent. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation within three (3) days after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

        Section 10.     Director Emeritus. The Directors may at any time appoint any former Directors as a Director Emeritus. Such a Director may be entitled to participate in Board Meetings, but shall not be able to vote on any matters.

ARTICLE IV

OFFICERS

        Section 1.     Number. The officers of the corporation shall be a Chairman of the Board, a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary, a Treasurer, and in the discretion of the Board of Directors, a Controller, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

        Section 2.     Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected by the Board of Directors to serve for the term established by the Board of Directors. Such elections shall be held at a meeting duly called for such a purpose. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

        Section 3.     Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        Section 4.     Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors.

        Section 5.     Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer of the corporation. The Chairman of the Board, if present, shall preside at all meetings of the stockholders and at all meetings of the Board. Subject to the control of the Board, he shall have general charge of the conduct of the business of the corporation and shall have and perform all powers and duties incident to the office of the Chief Executive Officer of a corporation (except when the President, as such, must act in order to comply with the provisions of any law) and such other powers and duties as from time to time may be assigned to him by the Board.

        Section 6.     President. The President shall be the Chief Administrative Officer of the Corporation. The President shall have responsibility for supervision of all matters of administration of the corporation subject to the direction of the Chairman of the Board and to the control of the Board. At the request of the Chairman of the Board, or in case of his absence or inability to act, or if the office of the Chairman of the Board shall be vacant, the President shall perform the duties of the Chairman of the Board, and, when so acting shall have all the powers of the Chairman of the Board. In general he shall perform all duties incident to the office of President and have such other powers and duties as from time to time may be conferred upon him or assigned to him by the Chairman of the Board or by the Board.

        Section 7.     The Vice-Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President or the Vice-Presidents in the order designated at the time of their election, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation, deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

        Section 8.     The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporation records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register for the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

        Section 9.     The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

        Section 10.     Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign, with the President or a Vice-President, certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

        Section 11.     Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a Director of the corporation.

        Section 12.     Controller. The Controller shall perform such financial and accounting duties as the Board of Directors may from time to time prescribe, or be delegated by the Chairman of the Board or President.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

        Section 1.     Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

        Section 2.     Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

        Section 3.     Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

        Section 4.     Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI

OWNERSHIP OF SHARES AND THEIR TRANSFER

        Section 1.     Ownership of Shares. Shares of the corporation may be owned either in (i) certificated form, in which ownership of the shares is represented by a physical certificate, or (ii) uncertificated form pursuant to procedures adopted by the Board of Directors, in which the shares will be held in book-entry form in a Direct Registration System (“DRS”) and no physical certificate is printed.

        Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the president or a Vice-President and by the Secretary or an Assistant Secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

        All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

        Section 2.     Transfer of Shares. Transfer of shares of the corporation shall be made either (i) if in uncertificated form, by electronic book-entry transfer pursuant to a Direct Registration System (“DRS”), or (ii) if in certificated form, by a transfer of the stock certificate representing the shares. Transfer of certificated shares shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VII

FISCAL YEAR

        The fiscal year of the corporation shall begin on the first day of January and end on the thirty-first day of December in each year.

ARTICLE VIII

DIVIDENDS

        The Board of Directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE IX

CORPORATE SEAL

        The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereupon the name of the corporation and the state of incorporation and the words “Corporate Seal.”

ARTICLE X

WAIVER OF NOTICE

        Whenever any notice is required to be given to any shareholder or Director of the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the Idaho Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein shall be deemed equivalent to the giving of such notice.

ARTICLE XI

AMENDMENTS

        These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors subject to repeal or change by the shareholders at any Regular or Special meeting.

ARTICLE XII

EXECUTIVE COMMITTEE

        Section 1.     Appointment. The Board of Directors by resolution adopted by a majority of the full Board, may designate three or more of its members to constitute an executive committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

        Section 2.     Authority. The executive committee, when the Board of Directors is not in session shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee. The executive committee shall not have the authority of the Board of Directors in reference to:

(1)	declare dividends or distributions;

(2)	approve or recommend to shareholders actions or proposals required by this act to be approved by shareholders;

(3)	designate candidates for the office of Director, for purposes of proxy solicitation or otherwise, or fill vacancies on the Board of Directors or any committee thereof;

(4)	amend the By-Laws;

(5)	approve a plan of merger not requiring shareholder approval;

(6)	reduce earned or capital surplus; or

(7)	authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors.

        Section 3.     Tenure and Qualifications. Each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of the executive committee and is elected and qualified.

        Section 4.     Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day’s notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the executive committee at his business address. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

        Section 5.     Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

        Section 6.     Action Without A Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

        Section 7.     Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

        Section 8.     Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the President or Secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 9.     Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these By-Laws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

ARTICLE XIII

INDEMNIFICATION OF OFFICERS

        (a)     The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceedings if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        (b)     A corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        (c)     To the extent that a Director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b) hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

        (d)     Any indemnification under subsections (a) or (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors, so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

        (e)     Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in subsection (d) upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

        (f)     The indemnification provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his official capacity and to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (g)     The corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section; provided that banks, savings and loan associations and credit unions chartered under the laws of the State of Idaho may provide indemnification only by insurance.

        The foregoing constitute the by-laws of Coeur d’ Alene Mines Corporation as last amended effective July 16, 2007.